EXHIBIT 16.1

Audit — Tax — Advisory

Grant Thornton LLP
111 SW Columbia, Suite 800
December 27, 2010	Portland, OR 97201-5813

T 503.222.3562
F 503.295.0148
www.GrantThornton.com

Re: Digimarc Corporation

File No. 001-34108

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Digimarc Corporation dated December 21, 2010 and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd